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                                                                    EXHIBIT 10.3

                            REIMBURSEMENT AGREEMENT


    AGREEMENT between CMS ENERGY CORPORATION ("CMS Energy") and CMS NOMECO OIL & GAS CO. ("CMS NOMECO") dated as of December 9, 1994 relating to the reimbursement of certain costs incurred by CMS Energy with respect to a letter of credit provided for the benefit of CMS NOMECO.


1. CMS Energy has arranged for the issuance of a Standby Letter Credit in the amount of $46,678,333 (or such lower amount as may be called for by the agreement with the beneficiary) in favor of Banco Latino Americano de Exportaciones S.A. to secure CMS NOMECO's performance under the Operating Services Agreement with respect to the Colon Unit, Venezuela (the "Letter of Credit").


2. In consideration for arranging the issuance of the Letter of Credit, CMS NOMECO, together with its successors and assigns, hereby agrees:

    (i) to reimburse CMS Energy on demand on and after each date on which a draw has been made under the Letter of Credit a sum equal of the amount of any such draw plus interest on such amount from the date of such draw until repayment in full at a fluctuating interest rate per annum equal to the rate of interest announced publicly by Union Bank in Los Angeles, California as the Union Bank Reference Rate, and

    (ii) to pay to CMS Energy quarterly, in arrears, a fee equal to 212.5 basis points (2.125%) per annum multiplied by the average face amount of the Letter of Credit for such quarter.


3. This Agreement embodies the entire agreement and understandings between CMS Energy and CMS NOMECO (or any subsidiary to which the underlying interest may be assigned) and supersedes all prior agreements and understandings between CMS Energy and CMS NOMECO relating to the subject matter hereof.


4. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


    IN WITNESS WHEREOF, CMS Energy and CMS NOMECO have executed this Agreement as of the date first written above.


CMS ENERGY CORPORATION           CMS NOMECO OIL & GAS CO.

By:  /s/  T.A. McNish              By:    /s/ Paul E. Geiger
    --------------------------     ------------------------------
          Thomas A. McNish                    Paul E. Geiger

Title: Vice President & Secretary  Title:  Vice President, Secretary & Treasurer
       --------------------------          -------------------------------------